Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

of

MAIDENFORM BRANDS, INC.

ARTICLE I
Offices

Section 1.01      Offices. The Corporation shall have its registered office in the State of Delaware, and may have such other offices and places of business within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
Stockholders

Section 2.01      Place of Meetings. Meetings of stockholders for any purpose may be held at such place or places, either within or without the State of Delaware, as shall be designated by the Board of Directors.

Section 2.02      Action by Written Consent of Stockholders. Any action of the stockholders required or permitted to be taken at any regular or special meeting thereof may be taken without any such meeting, notice of meeting or vote if a consent in writing setting forth the action thereby taken is signed by the holders of outstanding stock having not less than the number of votes that would have been necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of any such action shall be given to any stockholders entitled to vote who have not so consented in writing.

ARTICLE III
Directors

Section 3.01      Board of Directors. The management of the affairs, property and business of the Corporation shall be vested in a Board of Directors, the members of which need not be stockholders. In addition to the power and authority expressly conferred upon it by these Bylaws and the Certificate of Incorporation, the Board of Directors may take any action and do all such lawful acts and things on behalf of the Corporation and as are not by statute or by the Certificate of Incorporation required to be taken or done by the stockholders.

Section 3.02      Number.  The number of directors shall be as fixed from time to time by the Board of Directors.

Section 3.03      Election and Term of Directors. The stockholders shall elect directors. Each director shall hold office until his successor, if any, has been elected and qualified, or until his earlier death, resignation or removal.

Section 3.04      Regular Meetings. Regular meetings of the Board of Directors may be held at such times as the Board of Directors may from time to time determine. No notice shall be required for any regular meeting of the Board of Directors.

Section 3.05      Special Meetings. Special meetings of the Board of Directors may be called by any two directors upon two business day’s notice to each director either personally or by mail, telephone, telecopier, telegraph, or electronic transmission and if by telephone, telecopier, telegraph or electronic transmission confirmed in writing before or after the meeting, setting forth the time and place of such meeting.  Notice of any special meeting need not be given, however, to any director who submits a signed waiver of notice, before or after the meeting, or who attends the meeting without objecting to the transaction of business.

Section 3.06      Place of Meetings.

(a) The Board of Directors may hold its meetings, regular or special, at such places, either within or without the State of Delaware, as it may from time to time determine or as shall be set forth in any notice of such meeting.

(b) Any meeting of the Board of Directors may be held by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting.

Section 3.07      Adjourned Meetings. A majority of the directors present, whether or not a quorum, may adjourn any meeting of the Board of Directors to another time and place. Notice of such adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

Section 3.08      Quorum of Directors. A majority of the total number of directors shall constitute a quorum for the transaction of business. The total number of directors means the number of directors the Corporation would have if there were no vacancies.

Section 3.09      Action of the Board of Directors. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the question or action is one upon which a different vote is required by express provision of the Delaware General Corporation Law or the Certificate of Incorporation, in which case such provision shall govern the vote on the decision of such question or action.  Each director present shall have one vote.

Section 3.10      Action by Written Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of

Directors or of such committee, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.11      Resignation. A director may resign at any time by giving written notice to the Board of Directors, the President, the Chief Executive Officer or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt by the Board of Directors or such officer, and acceptance of the resignation shall not be necessary.

Section 3.12      Removal of Directors. Any or all of the directors may be removed at any time with or without cause by the stockholders.

Section 3.13      Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors or vacancies occurring in the Board of Directors for any reason shall be filled by a vote of the stockholders. A director elected to fill a newly created directorship or to fill any vacancy shall hold office until his successor, if any, has been elected and qualified.

Section 3.14      Chairman. At all meetings of the Board of Directors, the Chairman of the Board or, if one has not been elected or appointed or in his absence, the President or Chief Executive Officer of the Corporation shall preside.

Section 3.15      Compensation.  The Board of Directors shall have the authority to fix the compensation of directors for their services.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV
Officers

Section 4.01      Offices, Election and Term.

(a) The Board of Directors shall elect or appoint a President or Chief Executive Officer and a Secretary and may, in addition, elect or appoint at any time such other officers as it may determine. Any number of offices may be held by the same person.

(b) Unless otherwise specified by the Board of Directors, each officer shall be elected or appointed to hold office until his successor, if any, has been elected or appointed and qualified, or until his earlier death, resignation or removal.

(c) Any officer may resign at any time by giving written notice to the Board of Directors, the President, the Chief Executive Officer or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof, and the acceptance of the resignation shall not be necessary to make it effective.

(d) Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Any vacancy occurring in any office by reason of death, resignation, removal or otherwise may be filled by the Board of Directors.

Section 4.02      Powers and Duties. The officers, agents and employees of the Corporation shall each have such powers and perform such duties in the management of the affairs, property and business of the Corporation, subject to the control of and limitation by the Board of Directors, as generally pertain to their respective offices, as well as such powers and duties as may be authorized from time to time by the Board of Directors.

ARTICLE V
Certificates and Transfer of Shares

Section 5.01      Certificates. Unless otherwise provided pursuant to the Delaware General Corporation Law, the shares of stock of the Corporation shall be represented by certificates, as provided by the Delaware General Corporation Law. They shall be numbered and entered in the books of the Corporation as they are issued.

Section 5.02      Transfer of Shares.

(a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares or other securities of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate, except to the extent the Corporation or such transfer agent may be prevented from so doing by law, by the order or process of any court of competent jurisdiction, or under any valid restriction on transfer imposed by the Certificate of Incorporation, these By-Laws, or agreement of security holders. Every such transfer shall be entered on the transfer books of the Corporation.

(b) The Corporation shall be entitled to treat the holder of record of any share or other security of the Corporation as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or security on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

ARTICLE VI
Indemnification

Section 6.01      Indemnification of Directors and Officers.  The Corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, and under the certificate of incorporation, indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by or in the right of the Corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation as a director, officer, employee, agent or trustee of, or in a similar capacity with, an affiliate of the Corporation or another corporation, limited liability company, partnership, joint venture, trust or other enterprise or nonprofit entity (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all liability and loss suffered and expenses (including attorneys’ fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.07, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized in the specific case by the Board of Directors. The provisions of this Article VI shall constitute a contract between the Corporation, on the one hand, and each Indemnitee, on the other hand, in consideration of such person’s performance of services to the Corporation and the rights of an Indemnitee to indemnification pursuant to this Article VI shall vest at the time such person becomes or agrees to become a director or officer of the Corporation, or serves or agrees to serve at the request of the Corporation as a director, officer, employee, agent or trustee of, or in a similar capacity with, an affiliate of the Corporation or another corporation, limited liability company, partnership, joint venture, trust or other enterprise or nonprofit entity (including any employee benefit plan).

Section 6.02      Indemnification of Employees and Agents.  The Corporation may, by action taken in writing by its Board of Directors in its sole discretion in a particular case, provide indemnification to employees and agents of the Corporation, and to persons who serve at the request of the Corporation as directors, officers, employees or agents of an affiliate of the Corporation or another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, in each case individually or as a group, to the same extent (or such lesser extent as the action by the Board of Directors of the Corporation may provide) as the indemnification of directors and officers permitted by Section 6.01.

Section 6.03      Defense to Indemnification.  It shall be a defense to any action brought by a person seeking indemnification that, and the Corporation shall have the right to recover any amounts paid by it to a person on account of indemnification if, such person has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify such person for the amount sought or paid or such person has failed to abide by his or her obligations to the Corporation, whether arising by statute, common law, equity, contract or otherwise.

Section 6.04      Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.05      Interested Directors.  No director of the Corporation shall vote on any action by the Board of Directors of the Corporation to provide indemnification of such director, or of a definite group of persons that includes such director, with respect to any particular action, suit or proceeding. In the event that, on account of the provisions of this Section 6.05, there shall not be a quorum of the Board of Directors, the Corporation may provide such indemnification only by action of its stockholders.

Section 6.06      Advancement of Expenses.  The Corporation shall pay the expenses (including attorneys’ fees and disbursements) incurred by an Indemnitee in defending any proceeding in advance of the settlement of or final judgment on any claim, in each case to the fullest extent as may be provided for under the Corporation’s certificate of incorporation, the General Corporation Law of the State of Delaware or vote of either the Corporation’s stockholders or its disinterested directors.

Section 6.07      Claims.  If a claim for indemnification or advancement of expenses under this Article VI is not paid in full within thirty days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.08      Nonexclusivity of Rights.  The rights conferred on any Indemnitee by this Article VI shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.09      Effect of Repeal or Modification.  Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.10     Other Indemnification and Prepayment of Expenses.  This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

ARTICLE VII
Miscellaneous

Section 7.01      Corporate Seal. The seal of the Corporation shall be suitable in form and bear the name of the Corporation. The seal of the certificates for shares or any corporate obligation for the payment of money, or on any other instrument, may be a facsimile, engraved, printed or otherwise reproduced.

Section 7.02      Execution of Instruments. All corporate instruments and documents shall be signed or countersigned, executed, and, if desired, verified or acknowledged by a proper officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.03      Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.

ARTICLE VIII
Amendments

Section 8.01     Amendments. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the Bylaws.

ARTICLE IX
Inconsistent Provisions

Section 9.01      Inconsistent Provisions.  If any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the Delaware General Corporation Law or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.